    As filed with the Securities and Exchange Commission on September 9, 1997
                                                                  File No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             THE TIMBERLAND COMPANY
             (Exact name of registrant as specified in its charter)


           DELAWARE                                    02-0312554
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                200 DOMAIN DRIVE
                          STRATHAM, NEW HAMPSHIRE 03885
          (Address of principal executive offices, including zip code)

                            -------------------------

               1997 STOCK OPTION PLAN FOR NON-EXECUTIVE EMPLOYEES
                               1997 INCENTIVE PLAN

                            -------------------------
                            (Full title of the plans)

                                SIDNEY W. SWARTZ
                      President and Chief Executive Officer
                             The Timberland Company
                                200 Domain Drive
                          Stratham, New Hampshire 03885
                                 (603) 772-9500
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                  Please send copies of all communications to:
                              HEMMIE CHANG, ESQUIRE
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
Title of securities    Amount to be      Proposed maximum           Proposed maximum            Amount of
to be registered       registered    offering price per share   aggregate offering price    registration fee
- ------------------------------------------------------------------------------------------------------------
Class A Common          134,750(1)         $40.625(4)               $ 5,474,218.75(4)
Stock, par value        146,500(2)         $54.111(4)               $ 7,927,261.50(4)
$0.01                   853,500(3)         $66.813(5)               $57,024,895.50(5)
                      ---------                                     --------------
                      1,134,750                                     $70,426,375.75              $21,341.33
- ------------------------------------------------------------------------------------------------------------


(1) Shares subject to options previously granted pursuant to the 1997 Stock Option Plan for Non-Executive Employees.
(2) Shares subject to options previously granted pursuant to the 1997 Incentive Plan.
(3) Shares subject to options authorized but not yet granted pursuant to the 1997 Incentive Plan.
(4) Based on the weighted average per share exercise price of the options pursuant to which such shares may be issued.
(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of The Timberland Company Class A Common Stock, par value $0.01, reported on the New York Stock Exchange Composite Transactions tape on September 2, 1997.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (which incorporates by reference certain information from the Registrant's Proxy Statement relating to the 1996 Annual Meeting of Shareholders) (File No. 1-9548).

(b) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

(c) The description of the Company's Class A Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A (File Number 1-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

No material interests.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

          Section 8 of the Registrant's Restated Certificate of Incorporation, as amended, requires the Registrant to indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement to the maximum extent permitted from time to time under the DGCL. In addition, Section 9 provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         The Registrant maintains insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, subject to certain limits in coverage and deductibles, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant intends to maintain such insurance so long as such insurance is available at reasonable rates.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit


4.1. Specimen stock certificate representing shares of the Company's Class A Common Stock.

4.2.           1997 Stock Option Plan for Non-Executive Employees.

4.3.           1997 Incentive Plan.

5.             Opinion of Ropes & Gray.

23.1.          Consent of Deloitte & Touche.

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24. Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stratham, State of New Hampshire on this 9th day of September, 1997.



                                   By: /s/ Sidney W. Swartz
                                       --------------------------------------
                                       Sidney W. Swartz
                                       Chief Executive Officer


          Each person whose signature appears below constitutes and appoints Sidney W. Swartz, Jeffrey B. Swartz and Dennis W. Hagele, and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by The Timberland Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated.


Signature                     Title                                          Date
- ---------                     -----                                          ----

/s/ Sidney W. Swartz          Chairman of the Board, Chief Executive         September 9, 1997
- ----------------------        Officer, President and Director
Sidney W. Swartz              (Principal Executive Officer)


/s/ Jeffrey B. Swartz         Executive Vice President, Chief                September 9, 1997
- -----------------------       Operating Officer and Director
Jeffrey B. Swartz


/s/ Geoffrey J. Hibner        Senior Vice President-Finance and              September 9, 1997
- -----------------------       Administration and Chief Financial
Geoffrey J. Hibner            Officer (Principal Financial Officer)


/s/ Dennis W. Hagele          Vice President-Finance and Corporate           September 9, 1997
- -----------------------       Controller (Principal Accounting Officer)
Dennis W. Hagele



/s/ Robert M. Agate                Director                 September 9, 1997
- -------------------------
Robert M. Agate



/s/ John F. Brennan                Director                 September 9, 1997
- -------------------------
John F. Brennan



/s/ Ian W. Diery                   Director                 September 9, 1997
- -------------------------
Ian W. Diery



/s/ John A. Fitzsimmons            Director                 September 9, 1997
- -------------------------
John A. Fitzsimmons



/s/ Abraham Zaleznik               Director                 September 9, 1997
- -------------------------
Abraham Zaleznik

                                  EXHIBIT INDEX



Exhibit
- -------
Number           Title of Exhibit
- ------           ----------------

4.1. Specimen stock certificate representing shares of the Company's Class A Common Stock.

4.2.             1997 Stock Option Plan for Non-Executive Employees.

4.3.             1997 Incentive Plan.

5.               Opinion of Ropes & Gray.

23.1.            Consent of Deloitte & Touche.

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24. Power of Attorney (included in Part II of this registration statement under the caption "Signatures").





                                       -7-